Exhibit 99.1

Century Aluminum Reports Second Quarter 2006 Earnings

MONTEREY, CA. July 27, 2006 -- Century Aluminum Company (NASDAQ:CENX) reported net income of $45.8 million ($1.41 per basic share and $1.35 per diluted share) for the second quarter of 2006. Reported second quarter results were negatively impacted by an after-tax charge of $19.5 million ($0.60 per basic share and $0.57 per diluted share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting.

In the second quarter of 2005, the company reported net income of $40.7 million ($1.27 per basic and diluted share), which included an after-tax gain of $15.7 million ($0.49 per basic and diluted share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting.

Second quarter 2006 highlights included:
•	Revenues of $406.0 million and operating income of $99.6 million were up 17 percent and 55 percent respectively from highs set in the first quarter of 2006
•	Strong operating results at all locations
•	At Nordural, the capacity expansion from 90,000 to 220,000 metric tons per year (mtpy) remains on schedule and budget for a fourth quarter, 2006 completion
•	The expected completion date of the further expansion of Nordural to 260,000 mtpy was accelerated to the fourth quarter of 2007
•	A labor agreement was reached with the United Steelworkers at the Hawesville, Kentucky smelter
•
A memorandum of understanding to purchase electrical energy for the greenfield smelter project in Helguvik, Iceland was signed with Icelandic power producers Hitaveita Sudurnesja and Orkuveita Reykjavikur

•	A joint venture agreement was reached with Minmetals Aluminum Company to explore the potential of developing a bauxite mine and associated 1.5 million mtpy alumina refining facility in Jamaica

Sales in the second quarter of 2006 were $406.0 million, compared with $283.3 million in the second quarter of 2005. Shipments of primary aluminum for the quarter totaled 378.6 million pounds compared with 339.5 million pounds in the year-ago quarter, reflecting the impact of the Nordural expansion.

For the first half of 2006 the company reported a net loss of $95.8 million ($2.96 per basic and diluted share), which includes an after-tax charge of $203.0 million ($6.28 per basic and diluted share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting. This result compares with net income of $52.5 million ($1.63 per basic and diluted share) in the year-ago period.

Sales in the first six months of 2006 were $752.9 million compared with $568.7 million in the same period of 2005. Shipments of primary aluminum for the first six months of 2006 were 724.6 million pounds compared with 676.5 million pounds for the comparable 2005 period.

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“Ongoing sound operating results at all of our facilities, robust markets and good progress on our Icelandic expansion resulted in an outstanding second quarter,” said president and chief executive officer Logan W. Kruger. “The labor contract at Hawesville provides stability for the long-term operation of that plant. Importantly, we continued to make solid progress on our growth plan. We brought forward the 40,000 mtpy Nordural expansion to 260,000 mtpy into 2007. Also in Iceland, we advanced our growth plans by securing electrical energy for the first phase of the Helguvik greenfield project. Lastly, we are pleased to be working with our partners at Minmetals toward what could become a major expansion of our presence in Jamaica.”

Century’s primary aluminum capacity will stand at 745,000 mtpy by the fourth quarter of 2006. The company owns and operates a 244,000 mtpy plant at Hawesville, Kentucky; a 170,000 mtpy plant at Ravenswood, West Virginia; and a 90,000 mtpy plant at Grundartangi, Iceland that is currently being expanded to 220,000 mtpy by the fourth quarter of 2006. The company also owns a 49.67-percent interest in a 222,000 mtpy reduction plant at Mt. Holly, South Carolina. ALCOA Inc. owns the remainder of the plant and is the operating partner. Century also holds a 50-percent share of the 1.25 million mtpy Gramercy Alumina refinery in Gramercy, Louisiana and related bauxite assets in Jamaica. Century's corporate offices are located in Monterey, California.

This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Century Aluminum Company, Monterey, California
Michael Dildine, 831-642-9364
mdildine@centuryca.com

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Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
NET SALES:
Third-party customers	$356,242	$243,329	$654,715	$490,754
Related parties	49,734	39,927	98,207	77,898
	405,976	283,256	752,922	568,652

COST OF GOODS SOLD	297,972	237,908	568,450	471,737

GROSS PROFIT	108,004	45,348	184,472	96,915

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,376	8,046	20,495	16,842

OPERATING INCOME	99,628	37,302	163,977	80,073

INTEREST EXPENSE - Net	(8,647)	(6,242)	(15,202)	(12,708)
NET GAIN (LOSS) ON FORWARD CONTRACTS	(30,456)	24,496	(317,216)	1,001
OTHER INCOME (EXPENSE) - Net	37	(472)	(124)	(65)

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	60,562	55,084	(168,565)	68,301

INCOME TAX (EXPENSE) BENEFIT	(19,109)	(17,880)	65,247	(22,733)

INCOME (LOSS) BEFORE EQUITY IN EARNINGS OF JOINT VENTURES	41,453	37,204	(103,318)	45,568

EQUITY IN EARNINGS OF JOINT VENTURES	4,347	3,540	7,547	6,906

NET INCOME (LOSS)	$45,800	$40,744	$(95,771)	$52,474

EARNINGS (LOSS) PER COMMON SHARE
Basic - Net income (loss)	$1.41	$1.27	$(2.96)	$1.63
Diluted - Net income (loss)	$1.35	$1.27	$(2.96)	$1.63

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	32,419	32,140	32,341	32,099
Diluted	34,297	32,196	32,341	32,162

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	June 30,	December 31,
ASSETS	2006	2005
Current Assets:
Cash	$29,175	$17,752
Restricted cash	6,029	2,028
Accounts receivable - net	118,191	83,016
Due from affiliates	15,635	18,638
Inventories	132,956	111,436
Prepaid and other current assets	21,375	23,918
Deferred taxes - current portion	53,281	37,705
Total current assets	376,642	294,493
Property, plant and equipment - net	1,155,732	1,070,158
Intangible asset - net	68,118	74,643
Goodwill	94,844	94,844
Other assets	251,358	143,293
Total	$1,946,694	$1,677,431

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable, trade	$59,291	$61,919
Due to affiliates	221,650	158,682
Accrued and other current liabilities	52,691	53,715
Long term debt - current portion	16,093	581
Accrued employee benefits costs - current portion	9,333	9,333
Convertible senior notes	175,000	175,000
Industrial revenue bonds	7,815	7,815
Total current liabilities	541,873	467,045

Senior unsecured notes payable - net	250,000	250,000
Nordural debt	283,636	230,436
Revolving credit facility	-	8,069
Accrued pension benefit costs - less current portion	10,904	10,350
Accrued postretirement benefits costs - less current portion	103,245	96,660
Due to affiliates - less current portion	592,550	337,416
Other liabilities	28,420	28,010
Deferred taxes	16,890	16,890
Total noncurrent liabilities	1,285,645	977,831

Shareholders' Equity:
Common stock (one cent par value, 100,000,000 shares authorized; 32,426,835
shares outstanding at June 30, 2006 and 32,188,165 at December 31, 2005)	324	322
Additional paid-in capital	429,797	419,009
Accumulated other comprehensive loss	(119,816)	(91,418)
Accumulated deficit	(191,129)	(95,358)
Total shareholders' equity	119,176	232,555
Total	$1,946,694	$1,677,431

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Six months ended
	June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(95,771)	$52,474
Adjustments to reconcile net income to net cash provided by
operating activities:
Unrealized net (gain) loss on forward contracts	283,573	(3,429)
Depreciation and amortization	32,224	28,050
Deferred income taxes	(65,247)	22,733
Pension and other post retirement benefits	7,139	7,421
Stock-based compensation	3,872	-
Excess tax benefits from share based compensation	(1,090)	-
(Gain) loss on disposal of assets	45	(4)
Non cash loss on early extinguishment of debt	-	253
Change in operating assets and liabilities:
Accounts receivable - net	(35,175)	(24,999)
Due from affiliates	3,003	327
Inventories	(17,880)	6,834
Prepaid and other current assets	(3,459)	(5,712)
Accounts payable, trade	(710)	(6,745)
Due to affiliates	2,173	(9,548)
Accrued and other current liabilities	(33,802)	(3,948)
Other - net	(11,605)	(4,983)
Net cash provided by operating activities	67,290	58,724

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(7,568)	(5,481)
Nordural expansion	(109,002)	(113,654)
Proceeds from sale of property, plant and equipment	10	59
Restricted cash deposits	(4,001)	(350)
Business acquisitions, net of cash acquired	-	(7,000)
Net cash used in investing activities	(120,561)	(126,426)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	69,000	145,378
Repayment of long-term debt	(288)	(83,023)
Net repayments under revolving credit facility	(8,069)	-
Financing fees	-	(4,617)
Excess tax benefits from share based compensation	1,090	-
Dividends	-	(16)
Issuance of common stock	2,961	986
Net cash provided by financing activities	64,694	58,708

NET INCREASE (DECREASE) IN CASH	11,423	(8,994)

CASH, BEGINNING OF PERIOD	17,752	44,168

CASH, END OF PERIOD	$29,175	$35,174

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)			Toll
		(000)			(000)	(000)
	Metric Tons	Pounds	$/Pound	Metric Tons	Pounds	Revenue
2006
2nd Quarter	132,590	292,311	$1.12	39,125	86,255	$77,702
1st Quarter	132,378	291,843	$1.03	24,573	54,174	$45,166

2005
2nd Quarter	130,974	288,748	$0.86	23,025	50,761	$34,174
1st Quarter	130,083	286,783	$0.88	22,756	50,168	$33,372

(1) Does not include Toll shipments from Nordural

	2006(1) (2)	2007(2)	2008(2)	2009(2)	2010(2)	2011-2015(2)
Base Volume
Pounds (000)	197,267	374,565	240,745	231,485	231,485	826,733
Metric Tons	89,479	169,900	109,200	105,000	105,000	375,000
Percent of estimated capacity	24%	22%	14%	13%	13%	9%

Potential Additional Volume(2)
Pounds (000)	27,778	111,113	220,903	231,485	231,485	826,733
Metric Tons	12,600	50,400	100,200	105,000	105,000	375,000
Percent of estimated capacity	3%	7%	12%	13%	13%	9%

(1) The forward priced sales in 2006 exclude July 2006 shipments to customers that are priced based upon the prior month's market price.
(2) Certain financial sales contracts included in the forward priced sales base volume for the period 2006 through 2015 contain clauses that trigger potential additional sales volume when the market price for a contract month is above the base contract ceiling price. These contracts will be settled monthly and, if the market price exceeds the ceiling price for all contract months through 2015, the potential additional sales volume would be equivalent to the amounts shown above.